Exhibit 99.1

CONTACT: Joseph K. Belanoff, M.D. Chief Executive Officer Corcept Therapeutics 650-327-3270 IR@corcept.com www.corcept.com

GARY C. ROBB JOINS CORCEPT AS CHIEF FINANCIAL OFFICER

MENLO PARK, Calif., (August 22, 2011) — Corcept Therapeutics (NASDAQ:CORT) today announced the appointment of Gary C. (“Charlie”) Robb to the position of Chief Financial Officer, effective September 1, 2011. Mr. Robb will oversee Corcept’s financial operations, including preparations for potential commercialization of our first product, business development activities, investor relations, and along with other members of the management team, corporate strategy.

“We are pleased to have a person with Charlie’s financial and operational expertise join us at Corcept,” said Joseph K. Belanoff, M.D., Chief Executive Officer of Corcept Therapeutics. “Charlie’s experience managing company finances and operations under rapid growth will be valuable to Corcept as we prepare to move CORLUX toward the market if our New Drug Application for Cushing’s Syndrome is approved, continue our ongoing Phase 3 program for the treatment of the psychotic features of psychotic major depression and advance our second generation selective GR-II antagonists into clinical development.”

Before joining Corcept, Mr. Robb served as Senior Vice President of Operations, Administration and Finance at Fitness Anywhere, Inc. (FAI), a private fitness equipment and training company with operations in the United States, Europe and Asia. Mr. Robb’s responsibilities at FAI included finance, legal affairs, human resources, management information systems, supply chain, distribution and logistics and management of the intellectual property portfolio.

Mr. Robb has more than 25 years of experience in executive management, operations and finance. From 2000 to 2002 he was Senior Vice President of Citadon, Inc., where he was founder of a division responsible for developing workflow and analytic software for real estate lenders with responsibilities including development of the division’s strategy, marketing, budgeting, sales and mergers and acquisitions. He has also held positions in business development for Normura Asset Capital Corporation and in sales and marketing for Legal Research Network, Inc. From 1992 to 1996 Mr. Robb practiced law at Howard, Rice, Nemerovski, Canady, Falk & Rabkin. Mr. Robb earned a B.A. in English and Political Philosophy from Yale and a J.D. from Harvard Law School, where he was a member of the Harvard Law Review.

About Corcept Therapeutics Incorporated

Corcept is a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic and psychiatric disorders. The company’s NDA for CORLUX for the treatment of Cushing’s Syndrome is currently under review by the FDA. A Phase 3 study of CORLUX for the treatment of the psychotic features of psychotic depression is ongoing. Corcept also has a Phase 2 program for CORT 108297, a selective GR-II antagonist that blocks the effects of cortisol but not progesterone. Corcept has developed an extensive intellectual property portfolio that covers the use of GR-II antagonists in the treatment of a wide variety of psychiatric and metabolic disorders, including the prevention of weight gain caused by the use of antipsychotic medication, as well as composition of matter patents for our selective GR-II antagonists.

Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to the potential benefit of CORLUX for patients diagnosed with Cushing’s Syndrome, commercialization plans for CORLUX for the treatment of Cushing’s Syndrome, the timing of completion and outcome of FDA review of the NDA, Corcept’s clinical development and research programs, the timing of introduction of CORLUX and future product candidates, including CORT 108297, and the ability to create value from CORLUX or other future product candidates. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. For example, there can be no assurances with respect to the timing of completion and outcome of the FDA’s review of our NDA filing, the cost, rate of spending, completion or success of clinical trials or that Corcept will pursue further activities with respect to the development of CORLUX, CORT 108297 or any of its other selective GR-II antagonists. These and other risk factors are set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010 and subsequent SEC filings, all of which are available from our website (www.corcept.com) or from the SEC’s website (www.sec.gov). We disclaim any intention or duty to update any forward-looking statement made in this news release.